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                                                                    EXHIBIT 99.6

                            AMB PROPERTY CORPORATION
                 DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN



Broker and Nominee Form

By Mail:
To: BankBoston, N.A.
    c/o EquiServe, L.P.
    P.O. Box 8040
    Boston, MA 02266-8040
    Telephone:

Instructions                                                    Dated:

     As provided in the Prospectus dated July 9, 1999 (the "Prospectus") relating to AMB Property Corporation (the "Company") Dividend Reinvestment and Direct Purchase Plan (the "Plan"), this form is to be used only by a broker, bank, or other nominee directing the reinvestment of all or a portion of the dividends payable to, or making an optional cash purchase under the Plan on behalf of, one or more, a beneficial owner(s) whose shares are held in the name of a securities depository.

     The broker, bank, or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the Prospectus has been delivered to each beneficial owner on whose behalf the optional cash purchase or initial cash purchase listed below is being transmitted; and (c) the amount of the optional cash purchase or initial cash purchase listed below together with any other optional cash purchases this month is at least $500 and does not exceed $5,000 for each beneficial owner represented. BankBoston, N.A. is hereby appointed as agent to apply any optional cash purchases or initial cash purchases toward the purchase of shares under the Plan.

     A new Broker and Nominee Form must be completed and submitted each month that an optional cash purchase or initial cash purchase is submitted. This form will not be accepted unless it is completed in its entirety and accompanies the full amount of the optional cash purchase or initial cash purchase.

     For further information abut the Plan please call         .



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Total Initial Cash Purchase or Optional Cash Purchase

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Name of Depository Participant Submitting Payment

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Participant Number with Depository

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Contact

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Name of Depository

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Name of Beneficial Owner Represented

Address

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City                                                       State     Zip

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Tax I.D. Number
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Telephone                       Fax                 Date
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Method of Payment:

Check  [ ]                  Money Order  [ ]                Other (Specify)  [ ]


Please enroll my account in the Plan as indicated below:

[ ]  Full Dividend Reinvestment               [ ]  Partial Dividend Reinvestment

                            [ ]  Optional Cash Only

If you do not indicate a choice, you automatically will default into the Full Dividend Reinvestment election with all cash dividends reinvested in shares of common stock.


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Name of Broker, Bank or Nominee           By:
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Name:                                     Title:
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